ISSUER FREE WRITING PROSPECTUS

Dated January 20, 2021

Filed Pursuant to Rule 433

Registration No. 333-249687

EZGO TECHNOLOGIES LTD. (Nasdaq: EZGO) Issuer Free Writing Prospectus dated January 20, 2021 Filed Pursuant to Rule 433 of the Securities Act 1933, as amended R elating to Preliminary Prospectus dated December 15, 2020 Registration No. 333 - 249687 Corporate Presentation | January 2021

Free Writing Prospectus Statement EZGO Technologies Ltd . , or the Company, has filed a registration statement on Form F - 1 (including a prospectus) with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates . The Registration Statement was declared effective by the SEC on December 31 , 2020 . Before you invest, you should read the prospectus in that registration statement including the risk factors described therein and other documents the Company has filed with the SEC for more complete information about the Company and this offering . Investors should rely upon the prospectus and any relevant free writing prospectus for complete details . You may obtain these documents and other documents the Company has filed for free by visiting EDGAR on the SEC web site at www . sec . gov . Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospect us if you request it by calling ViewTrade Securities, Inc. at 561 - 620 - 0306; ext. 128 . You may also access the Company’s most recent preliminary prospectus dated December 15, 2020, which is included in the amendment no. 1 to the Company’s registration statement on Form F - 1, as filed with t he SEC on the same date by visiting EDGAR on the SEC website at: https://www.sec.gov/Archives/edgar/data/1806904/000121390020042814/0001213900 - 20 - 042814 - index.htm

Disclaimer This presentation incorporates information from a prospectus filed with the SEC for the offering to which this communication relates and contains forward - looking statements . All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forwarding statements . The words “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, and similar expressions are intended to identify forward looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the "Risk Factors" section beginning on page 6 of the prospectus . It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make . In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements . The information in this free writing prospectus is preliminary and is subject to completion or change . You should read carefully the factors described in the “Risk Factors” section of the prospectus contained in the Registration Statement to better understand the risks and uncertainties in our businesses and any forward - looking statements .

Offering Summary See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 , which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . Issuer EZGO Technologies Ltd. Exchange / Ticker NASDAQ:EZGO Offering Type Initial Public Offering Shares Offered 2,800,000 ordinary shares Over - allotment 15% (f or a total of 3,220,000 ordinary shares if the over - allotment option is fully exercised by the Underwriter) Filling Price USD $4.00 Use of Proceeds ▪ Approximately 20% for marketing and promotion of brand and products; ▪ Approximately 15% for purchasing high - quality charging piles and e - bicycles for the rental business; ▪ Approximately 20% for research and development activities for new products and technology; ▪ Approximately 15% for acquiring new and advanced production facilities and equipment for the production of e - bicycles; ▪ Approximately 30% for general administration and working capital. Lock - up 12 months for Directors, Officers and Certain Shareholders Underwriter ViewTrade Securities, Inc.

A Brief Introduction of Company EZGO Technologies, Inc. (the “Company ”, “we”, “our”, “us” or “EZGO”) seeks to become a leading short - distance transportation solutions provider in China. ▪ Leveraging our IoT product and service platform, we have established a business model centered on the sale of e - bicycles and batteries and e - bicycle rentals, complemented by sale of battery packs, battery cell trading and our charging pile business. ▪ Company’s financials: o H1 - 2020 Revenue (1) of $5.5M USD. o H1 - 2020 Revenue growth of 66% (2) over H1 - 2019. ▪ The Company’s headquarters are in Changzhou, Jiangsu, China. The Company’s showroom in Changzhou, Jiangsu, China See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . (1) H 1 - 2020 are the 6 months ending on March 31 st , 2020 . (2) Revenues for H 1 - 2019 are the 6 months ending on March 31 st , 2019 which was $ 3 , 310 , 547 .

Investment Highlights Large Market for Electric Bicycles in China ▪ There are 250 million (1) units of e - bicycles in China and growing. Successful Business Model ▪ Manufacturing of e - bicycles – renting and selling them in a growing marketplace. ▪ Business model centered on the sale of e - bicycles and battery and e - bicycle rentals, complemented by sale of battery packs, battery cell trading and our charging pile business. Quality Technologies and R&D Capabilities ▪ Rich portfolio of products – 30+ models of e - tricycles / e - bicycles / e - mopeds. ▪ IoT technology and applications for all models. Quality Management Team ▪ Focused on controlling costs and growing sales. ▪ Focused on innovating to respond to customers needs. Growing Brand Awareness ▪ Dilang and Cenbird are the e - bicycle brands and Hengdian is the smart charging pile. brand. Company’s focus is to make these brands synonymous with quality and reliability . See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . (1) According to the statistics released by the Mistry of Industry and Information Technology of PRC

Our Business The Company’s Products and Services. ▪ Our product portfolio includes lithium batteries, Dilang - brand and Cenbird - brand e - bicycles and e - tricycles, and Hengdian - brand smart charging piles. ▪ The Company specifically does the following: o ( i ) trade lithium cells; o (ii) rent and sell lithium batteries; o (iii) design, manufacture, rent and sell e - bicycles and e - tricycles; and o (iv) sell, franchise and operate smart charging piles for e - bicycles and other electronic devices. ▪ We also provide after - sales services for our e - bicycles, including technical support, parts supply and sales of peripheral products and derivatives, including raincoats, helmets and mobile phone brackets. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Products and Services Battery and E - Bicycle Rental Services. ▪ We began our lithium battery rental business under the brand “ Hengmao ” in early 2017. Initially, we provided battery rental services to sublease agents, who then leased them to individual and group customers such as EMS and other express service providers. ▪ Since May 2018, we purchased customized charging cabinets and smart battery exchange cabinets from different third parties and developed an IoT rental platform where our end customers can rent lithium batteries directly from us. ▪ Our total rental resources include approximately 9,600 batteries and 3,140 e - bicycles without batteries as of March 31, 2020. ▪ Leveraging our IoT platform, we are able to recognize each battery in the smart exchange cabinets through an embedded ID chip and distribute our batteries to the registered customers in real time through our Wechat applet. ▪ Through the Wechat applet, customers can open the cabinets to take rented batteries and return used batteries. Owners/renters of e - bicycles would rent our lithium batteries by pre - ordering it on their phones and picking them up at a storage swap facility . See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Products and Services Dilang E - Bicycles. ▪ Dilang - brand e - bicycles include eight models of new standards e - bicycles with 3C certification. ▪ We also produce urban - style e - tricycles under the Dilang brand which are not required to hold any 3C certification. In 2020, we plan to apply for 3C certification for 20 to 30 New National Standards e - bicycle models. ▪ The Dilang brand of products are primarily sold through regional distributors. ▪ Customers can pick up their e - bicycles at nearby offline shops around Beijing, Tianjin, Changzhou and Wuhu, and we also provide delivery to customers in Beijing and Tianjin. ▪ Through our regional distributor in Beijing, we have developed a network of seven offline stores where customers can pick up purchased products. These offline stores also offer after - sales services. Dilang E - Bicycle (selected) Models Urban e - tricycle: A6 Urban e - tricycle: X7 TDT002Z TDT001Z See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Products and Services

Cenbird E-Bicycles.

- The Cenbird product portfolio includes high-speed non-new standards e-bicycles, light electric motor scooters (e-mopeds) and new standards e-bicycles.
- Currently, all Jiangsu Cenbird products are manufactured through original design manufacturer outsourcing by Changzhou Cenbird.
- The Cenbird brand of products are primarily sold through offline stores.

Cenbird E-Bicycle (selected) Models



DQ7-7A



HONGYING



T2



T3

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investing in our ordinary shares is highly speculative and involves a significant degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information in the "Risk Factors" section in the prospectus included in our Registration Statement on Form F-1 which was initial filed on October 28, 2020 and declared effective on December 31, 2020.

Products and Services Rendering of our Charging Piles (L) and installation at an underground garage in Beijing (R). Charging Piles. ▪ We have developed our own smart charging piles under the brand named “ Hengdian ”. ▪ Our smart charging pile business includes hardware provision to franchisees with whom we enter into co - investment and income - sharing arrangements, and self - operation. ▪ Our smart charging piles satisfy the highest electric spark fire protection standards that are obtainable in the PRC. ▪ IoT smart control capability allows us to remotely monitor the charging status of each port, and a broad voltage range, and can be used to charge e - bicycles, mobile phones and laptops. ▪ The M version of our smart charging piles will be portable and can be used both at fixed locations like park and on long - distance coaches and tour buses. ▪ Our smart charging piles can also serve as advertising terminals, which increases their value - adding potential to our company. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Our Customers Our customers are in three different segments. ▪ Customers for our battery and e - bicycle rental business are predominantly individuals, including end - customer and sublease agents. o Historically, the sublease agents played a critical role in our rental business in 2018 and 2019. ▪ The customers for e - bicycle sales include individuals and institutional distributors, as well as individual customers. ▪ For smart charging piles, part of our customers are franchisees. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Sales and Marketing We adopt different sales tactics for the different brands we operate. ▪ Hengmao is our lithium battery brand, Dilang and Cenbird are our e - bicycle brands, and Hengdian is our smart charging pile brand. o Our Hengmao - brand batteries are primarily being rented, with a portion of them sold to customers who need to replace their old lead - acid batteries, including as a result of our promotional activities. o For the Dilang and Cenbird brands of e - bicycles, our marketing strategies include continuously developing new models of e - bicycles and making full use of new media to promote our products as well as developing offline agents. We plan to expand overseas by attending various international electronics exhibitions to market our products in North America. o Marketing for our Hengdian smart charging piles is mainly carried out by relationship marketing and by telephone calls and visits made by our sales team. Franchisees and distributors are responsible for relationship marketing, including seeking access to parking lots through relationships with property owners and property management companies. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Recent Financial Performance $3,191,560 $5,194,259 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 $5,500,000 $6,000,000 2018 2019 $3,310,547 $5,511,298 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 $5,500,000 $6,000,000 $6,500,000 H1-2019 H1-2020 The Company’s revenue continues to grow. ▪ EZGO had revenues of $3,191,560 FY - 2018 (1) vs. revenues of $5,194,259 in FY - 2019 (1) | +growth of 63%. ▪ The Company has H1 - 2019 (2) revenues of $3,310,547 vs. H1 - 2020 revenues of $5,511,298 (2) | +growth of 66%. ▪ A significant portion of growth is coming from the E - bicycle sales segment – an increase of $ 3,371,641 in H1 - 2020 alone . Revenue (for the years ended September 30) | 2018 vs. 2019 Revenue ( f or the 6 months ended March 31) | 2019 vs. 2020 +63% +66% See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . (1) FY - 2018 are the 12 months ending on September 30 th , 2018 and FY - 2019 are the 12 months ending on September 30 th , 2019 . (2) H 1 - 2019 are the 6 months ending on March 31 st , 2019 , and H 1 - 2020 are the 6 months ending on March 31 st , 2020 .

Market Sizing and Drivers According to data released by the Chinese Ministry of Emergency Management and the Director of the Comprehensive Coordination Department of Work Safety, China’s e - bicycles have developed rapidly in recent year. ▪ It is estimated that by the end of 2019, the total number of e - bicycles in China may exceed 300 million. ▪ With the implementation of the New National Standards, we expect that approximately 60% of these e - bicycles will be gradually replaced by new products that comply with the New National Standards. ▪ Taking into account both the replacements and increasing new demand, it is estimated that the aggregate demand for e - bicycles compliant with the New National Standards will be no less than 250 million units over the next two to three years, with a potential sales value of approximately RMB 500 billion (approximately $70 billion) if the New National Standards is strictly enforced nationwide. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Growth Strategy We are committed to providing cost - effective and convenient solutions for short distance travelers through the design, manufacture, rental and sale of high - quality e - bicycles, with high endurance lithium batteries, to meet different levels of consumer demand, and through the operation of smart charging piles in communities. ▪ We also plan to launch our online 4S (which stands for Sale, Spare - part supply, after - sale Service and Survey) services to enhance our sales capacity by combining our online sales portals and offline service and support channels. ▪ In the near term, we plan to maintain our lithium battery rental and sales business and expand our e - bicycle manufacturing . ▪ We plan to expand our Cenbird's e - bicycle market overseas, including the United States, Brazil, Southeast Asian countries and Europe, through cooperation arrangements with local agents should the opportunities arise. ▪ We plan to u pgrade our smart charging piles partially with LCD screens, which could allow us to generate advertisement income in the future. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Marketing Activities The Company is continuously seeking new opportunities to bring additional attention to the portfolio of brands it owns, including: ▪ Attending various international electronics exhibitions. ▪ Increasing its targeted advertising in certain areas, including bus and train stations. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Manufacturing Facilities In December 2019, the new standards e - bicycle production line of Tianjin Dilang was put into production. ▪ The production capacity of the production line is approximately 300,000 units per year. ▪ Although the COVID - 19 pandemic slowed the production of Tianjin Dilang in February 2020 and March 2020, we have gradually resumed the production since April 2020. ▪ As of June 30, 2020, we have produced 10,388 units in total with an average monthly utilization rate of approximately 7%. It is expected that the total output of Tianjin Dilang will reach 21,600 units and reach an average monthly utilization rate of 14.4% for the period between July 1 to December 31 of the year 2020. ▪ We can also estimate that the total output of Tianjin Dilang will reach approximately 32,000 units with annual average utilization rate of approximately 10.67% in 2020 and 100,000 units with an annual average utilization rate of approximately 33.3% by the end of 2021. ▪ According to our forecast, it is estimated that the total sales volume of e - bicycles of the Dilang brand will reach 240,000 units or 80% of utilization rate annually by the end of 2024. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Intellectual Property & Trademarks

EZGO has significant intellectual property as well as trademarks.

- Patents: We had 7 registered patents in China, covering battery cell manufacturing, battery packing and two-stroke permanent magnet engines as well as e-bicycle manufacturing.
- Trademarks: We owned five registered trademarks and had right to use one registered "Cenbird" trademark. Our trademarks include the combination of graphs and names for Dilang, Yidianxing, Hengmao, Shijilanxiang, Cenbird and Baozhe.
- Domain names: We have six registered domain names in China, including www.ez-go.com.cn, www.ezgotech.com.cn, www.ezgotech.cn, www.dilangmotocycle.com, www.dilangtech.com and www.cenbird.com.cn.
- Software copyrights: We had a large portfolio of protected software copyrights, including 11 software copyrights registered in China.

No.	Patent Description	Holder	Patent Type	Patent Number	Duration
1	Two-stroke permanent magnet engine	Yizhiying IoT	Invention	ZL201010552062.5	November 19, 2010 to November 18, 2030
2	Lithium battery module battery pack	Hengmao Power Battery	Utility Model	ZL201220314654.8	June 29, 2012 to June 28, 2022
3	Electric vehicle headlamp device	Yizhiying IoT	Utility Model	ZL201922413164.8	December 27, 2019 to December 26, 2029
4	Leakage prevention device for electric vehicle	Yizhiying IoT	Utility Model	ZL201922418505.0	December 28, 2019 to December 27, 2029
5	Portable foldable bicycle	Yizhiying IoT	Utility Model	201922390563.7	December 27, 2019 to December 26, 2029
6	Labor-saving simple car ladder	Yizhiying IoT	Utility Model	201922414574.4	December 28, 2019 to December 27, 2029
7	Detachable and lifting basket	Yizhiying IoT	Utility Model	201922419538.7	December 28, 2019 to December 27, 2029

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investing in our ordinary shares is highly speculative and involves a significant degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information in the "Risk Factors" section in the prospectus included in our Registration Statement on Form F-1 which was initial filed on October 28, 2020 and declared effective on December 31, 2020.

Use of Proceeds Use of Proceeds Approximately 20% ▪ For marketing and promotion of our brand and products, including expanding our business globally, in the first two years after the completion of the offering. Approximately 15% ▪ For purchasing high - quality charging piles and e - bicycles for our rental business. Approximately 20% ▪ For research and development activities for our new products and technology, including building experimental workshops for the testing of new models, new technologies and new applications. Approximately 15% ▪ For acquiring new and advanced production facilities and equipment for the production of our e - bicycles, and for improving the environmental impacts of our facilities. Approximately 30% ▪ For general administration and working capital. See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 . The Company will be allocating proceeds from the IPO to foster growth in the businesses, in the following ways:

Jianhui Ye | Chief Executive Officer & Director ▪ Mr. Ye has been serving as our Chief Executive Officer and Director since August 2019, the General Manager of Hengmao Power Battery since October 2017 and the Chief Executive Officer and Director of our VIE, Jiangsu Baozhe , since August 2019. ▪ Mr. Ye is responsible for our daily operations and formulation of our business strategies. ▪ From September 2016 to September 2017, Mr. Ye served as a senior investment manager of Guoyuan Securities Inc., a securities brokerage firm in Hong Kong. ▪ From July 2014 to September 2016, Mr. Ye served as a compliance risk control manager of Guangdong Juniu Investment Management Company Limited, an investment management company in China. ▪ From September 2010 to July 2014, Mr. Ye served as an investment manager of Guangzhou Huifu Enterprise Consulting Co., Ltd, a consulting company in China. ▪ Mr. Ye obtained his fund qualification certificate from the China Securities Investment Fund Industry Association in August 2018. ▪ Mr. Ye received a bachelor’s degree from Shenzhen University in July 2010. Management Team See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Jingyan Wu | Chief Financial Officer Shuang Wu | Chief Operating Officer ▪ Mr. Wu has been serving as our Chief Operating Officer and the Chief Operating Officer of our VIE, Jiangsu Baozhe since August 2019. ▪ Mr. Wu has extensive experience in operation and marketing. ▪ Mr. Wu has been serving as the Senior Manager of Changzhou Yizhiying IoT since August 2018. ▪ From June 2015 to December 2017, Mr. Wu served as a Senior Manager of Shanghai Dafeng Investment Group, an investment company in China. ▪ From November 2011 to December 2014, Mr. Wu served as the Assistant to General Manager of Travelex, a famous currency exchange company in the world. ▪ From June 2009 to November 2011, Mr. Wu served as a Financial Advisor of Westpac Bank. ▪ Mr. Wu received his bachelor’s degree from Massey University of New Zealand in April 2007 and master’s degree from Massey University of New Zealand in August 2016. ▪ Ms. Wu has been serving as our CFO and the Chief Financial Officer of our VIE, Jiangsu Baozhe , since September 1, 2020. ▪ +20 years of professional experience in accounting and auditing, including +10 years serving at U.S. public companies and public accounting firms. ▪ From June 2018 to August 2020, Ms. Wu served as a Senior Internal Auditor of MSIG Holdings (U.S.A.) Inc. ▪ From November 2009 to June 2018, Ms. Wu served as a Senior Internal Auditor of Children’s Place Inc. (Nasdaq: PLCE). ▪ From February 2007 to November 2009, she served as a Senior Auditor of Deloitte Touche Tohmatsu Limited. ▪ Ms. Wu has been a Certified Public Accountant since 2005 and is currently a licensed Certified Public Accountant in the States of New Jersey and Illinois. ▪ Received her bachelor’s degree from Shanghai University of Finance & Economics in June 1993 and master’s degree in Accountancy from University of Illinois, Urbana - Champaign in May 2004. Management Team (continued) See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investing in our ordinary shares is highly speculative and involves a significant degree of risk . As an investor, you should be able to bear a complete loss of your investment . You should carefully consider the information in the “Risk Factors” section in the prospectus included in our Registration Statement on Form F - 1 which was initial filed on October 28 , 2020 and declared effective on December 31 , 2020 .

Contact Information

EZGO TECHNOLOGIES LTD.

Building #A, Floor 2, Changzhou Institute of Dalian
University of Technology, Science and Education Town
Wujin District, Changzhou, Jiangsu, China 213164
+86 51983683805
Jianhui Ye | CEO
ir@ez-go.com.cn

ISSUER

VIEWTRADE SECURITIES, INC.

7280 W Palmetto Park Road
Suite 310 Boca Raton, FL 33433
561-620-0306 x103
561-620-0302 F
Brian Herman | Managing Director
brian.herman@viewtrade.com

UNDERWRITER

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investing in our ordinary shares is highly speculative and involves a significant degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information in the "Risk Factors" section in the prospectus included in our Registration Statement on Form F-1 which was initial filed on October 28, 2020 and declared effective on December 31, 2020.